UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2008

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19635 (Commission File Number)	33-0326866 (I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ (Address of Principal Executive Offices)	07922 (Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2008, Genta Incorporated (the “Company”) announced that Richard J. Moran, Senior Vice-President and Chief Financial Officer of the Company, is resigning from the Company, effective February 29, 2008, to pursue retirement. The Board of Directors accepted Mr. Moran’s notice of resignation from his position, effective February 29, 2008. Mr. Moran had served as the Company’s Senior Vice-President and Chief Financial Officer since September 2005.

The Company notes that Mr. Moran’s retirement had been contemplated in advance and was not the result of any disagreement with, or inaccuracy or omission in, the Company’s accounting systems or financial reporting.

Mr. Moran has agreed to serve as a consultant to the Company from March 1, 2008 to July 31, 2008. In accordance with an award of restricted stock units made by the Compensation Committee of the Board of Directors of the Company on September 21, 2007, Mr. Moran will vest in one tranche of 20,000 shares of restricted stock on July 1, 2008 upon satisfactory provision of certain financial and accounting services.

The Company issued a press release on February 22, 2008 to announce the resignation of Mr. Moran, and a copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated February 22, 2008.
99.2	Resignation Letter of Richard J. Moran, dated February 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
By:	/s/ Richard J. Moran
Name: Richard J. Moran
Title: Senior Vice President, Chief Financial Officer and Corporate Secretary

Dated: February 25, 2008